SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WELLENTECH SERVICES, INC.**, did on November 7, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 8, 2005.

Dean Heller

DEAN HELLER
Secretary of State

By Sandra A. Kraatz
Certification Clerk

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 8, 2005

Job Number: C20051108-0180
Reference Number: 00000486399-89
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050536823-24	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0753552005-4
Document Number:
20050536823-24

Date Filed:
11/7/2005 4:22:28 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WELLENTECH SERVICES, INC.
2. Resident Agent Name and Street Address: *(must be a Nevada address where process may be served)*	Name: CSC Services of Nevada, Inc. Street Address: 502 East John Street, City: Carson City, NEVADA, Zip Code: 89706 Optional Mailing Address: , City: , State: , Zip Code:
3. Shares: *(number of shares corporation authorized to issue)*	Number of shares with par value: 160,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: *(attach additional page if there is more than 3 directors/trustees)*	1. Name: Irwin Rapoport Street Address: 7415 Sherbooke Street West, #1, City: Montreal, State: Quebec, Zip Code: H4B1S2 2. Name: Street Address: , City: , State: , Zip Code: 3. Name: Street Address: , City: , State: , Zip Code:
5. Purpose: *(optional–see instructions)*	The purpose of this Corporation shall be: Telecommunications
6. Names, Address and Signature of Incorporator: *(attach additional page if there is more than 1 incorporator)*	Name: Corporation Service Company Signature: Denise Walter Asst. Sec. Address: 830 Bear Tavern Road, City: West Trenton, State: NJ, Zip Code: 08628
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: Elizabeth Kniecenzny Authorized Signature of R.A. or On Behalf of R.A. Company Date: 11-7-05

This form must be accompanied by appropriate fees. See attached fee schedule.